EXHIBIT A

JOINT FILING AGREEMENT

        THIS JOINT FILING AGREEMENT (this “Agreement”) is dated as of November 11, 2009, by and among Weisman Family Foundation, a California not for profit corporation (“Foundation”), 770 HATZLACHA LLC, a California limited liability company (“770”), MGAT, a trust formed in California,  Aaron Weisman (“AW”) and Lyle Weisman, an individual (“LW”), Moisce Belinow (“Belinow”), Richard Horowitz (“Horowitz”), and Joel Aaronson (“Aaronson”).

        WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934 (the “Act”), only one Schedule 13D Statement (“Statement”) need be filed whenever two or more persons are required to file a Statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

        Each of Foundation, 770, MGAT, AW, LW, Belinow, Horowitz and Aaronson does hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one Statement relating to their beneficial ownership of the Common Stock, par value $0.001 per share, of Thomas Properties Group, Inc., a Delaware corporation (the “Company”), and does hereby further agree that said Statement shall be filed on behalf of each of Foundation, 770, MGAT, AW, LW, Belinow, Horowitz and Aaronson.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Weisman Family Foundation

Date: November 11, 2009		/s/ Lyle Weisman
	By:	Lyle Weisman
	Its:	Manager

770 HATZLACHA LLC

Date: November 11, 2009		/s/ Lyle Weisman
	By:	Lyle Weisman
	Its:	Manager

MGAT
Date: November 11, 2009		/s/Amber Zaebst
	By:	Amber Zaebst
Its:

Date: November 11, 2009	/s/ Aaron Weisman
Aaron Weisman
Date: November 11, 2009	/s/ Lyle Weisman
Lyle Weisman
Date: November 11, 2009	/s/ Moisce Belinow
Moisce Belinow
Date: November 11, 2009	/s/ Richard Horowitz
Richard Horowitz

Date: November 11, 2009	/s/ Joel Aaronson
Joel Aaronson